Kayne Anderson Energy Development Company Announces Financial Results for the Quarter Ended August 31, 2007

HOUSTON, TX -- 10/11/2007 -- (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced its financial results for the quarter ended August 31, 2007.

HIGHLIGHTS

--  On October 4, 2007, the Company declared a dividend of $0.405 per share for the quarter ended August 31, 2007.
--  Net asset value: $24.65 per share as of August 31, 2007
--  Total assets of $345.4 million as of August 31, 2007
--  Net investment income: $1.0 million
--  Net realized gains: $0.4 million
--  Net unrealized losses: $6.1 million
--  Invested over 100% of its net assets following the completion of two additional private investments
--  Established $200 million of borrowing availability through the Senior
    Secured and Treasury Revolving Credit Facilities

"As a result of the decline in prices of many publicly traded MLPs in our portfolio, we experienced a net unrealized loss of $6.1 million this quarter. Despite this decline, the net unrealized gain on our portfolio since inception is $14.2 million. More importantly, the prospect for distribution growth from our portfolio of public and private MLPs remains strong," said Kevin S. McCarthy, Chairman and Chief Executive Officer.

PORTFOLIO AND INVESTMENT ACTIVITY

As of August 31, 2007, the Company had long-term investments of $313.9 million and a net asset value of $247.2 million. The Company's long-term investments consisted of 56 portfolio companies and totaled 28% in fixed income securities and 72% in equity securities. The Company had $2.7 million invested in short-term repurchase agreements and $25.4 million in U.S Treasury Bills as of August 31, 2007.

On June 12, 2007, the Company made a $30.0 million equity investment in International Resource Partners LP, a private limited partnership that owns coal reserves and related assets located in Central Appalachia.

On June 8, 2007, the Company made a $50.0 million equity investment in Direct Fuels Partners, L.P. a private limited partnership that owns specialty refining, storage and distribution assets based in North Texas. The refining assets are dedicated to refining transportation mixture, or transmix, into gasoline and diesel.

On June 6, 2007, the Company announced that it established two new credit facilities, each with a three-year term, totaling $200 million. The first facility, the Senior Secured Revolving Credit Facility ("Investment Facility"), has initial availability of $100 million with the ability to increase availability to $250 million. The second facility, the Treasury Secured Revolving Credit Facility ("Treasury Facility"), permits the Company to borrow up to $100 million and invest the proceeds in U.S. government securities. The Treasury Facility provides flexibility in the size of the Company's investments.

NET ASSET VALUE

On September 21, 2006, the Company completed its initial public offering of 10,000,000 shares of common stock at $25.00 per share, less an underwriting discount of $1.59 per share. After underwriting discounts, offering costs and organizational expenses, the Company's net asset value was $23.32 per share.

As of August 31, 2007, the Company's NAV had increased by 5.7% to $24.65 per share from its initial NAV. Since the Company's initial public offering, the increase in NAV is due, in large part, to the increase in value of its portfolio of MLP equity securities.

DIVIDENDS

On October 4, 2007, the Company declared a dividend of $0.405 per common share for the quarter ended August 31, 2007. This dividend represents an increase of 1.3% compared to the dividend for the quarter ended May 31, 2007.

RESULTS OF OPERATIONS

Set forth below is an explanation of our results of operations for the quarter ended August 31, 2007:

Total investment income was $2.8 million. The Company earned dividends and distributions of $2.4 million, substantially all of which were treated as a return of capital and, therefore, were not reflected in investment income. Operating expenses were $2.0 million, including $0.9 million of interest expense, $0.9 million of base management fees (net of fee waivers) and a reversal of $0.4 million in incentive management fees accrued in prior quarters. During the quarter, the Company earned partial dividends from its investments in Direct Fuels and International Resource Partners, while incurring almost a full quarter of interest expense on the amounts borrowed to partially fund these investments. Net investment income was $1.0 million.

The Company had net realized gains from its investments of $0.4 million.

The Company had net unrealized losses from its investments of $6.1 million, which included deferred tax expense of $0.5 million on unrealized gains in the Company's taxable subsidiaries.

The Company's net decrease in net assets resulting from operations was $4.7 million. This decrease was comprised of the change in net unrealized losses of $6.1 million; net realized gains of $0.4 million and net investment income of $1.0 million.

LIQUIDITY AND CAPITAL RESOURCES

The Company had approximately $2.7 and $7.9 million invested in short-term repurchase agreements as of August 31, 2007 and October 9, 2007, respectively. As of August 31, 2007, the Company had $66 million borrowed ($34 million available) under its Investment Facility and $25 million borrowed ($75 million available) under its Treasury Facility. On October 9, 2007, the Company had $79 million borrowed ($21 million available) under its Investment Facility and no outstanding borrowings under its Treasury Facility.

On September 24, 2007, the Company sold its U.S. Treasury Bills ($25.5 million) and used these proceeds to repay $25 million that was borrowed under its Treasury Facility.

GUIDANCE

Based on the Company's portfolio and average yields as of August 31, 2007, which are pro forma for the sale of its U.S. Treasury Bills and the repayment of its Treasury Facility, we estimate dividends, distributions, and interest income to be approximately $6.8 million per quarter.

--------------------------------------------------------------------------
                                                     Amount
                                                    Invested     Average
             Portfolio Category                  ($ in millions) Yield(1)
----------------------------------------------     ----------    ---------
Public MLPs and MLP Affiliates                        $95.9         5.9%
                                                   ----------    ---------
Private MLPs (including warrants)                    $129.4         8.6%
                                                   ----------    ---------
Fixed Income                                          $88.6        11.7%
                                                   ----------    ---------
Repurchase Agreements                                  $2.7         5.1%
--------------------------------------------------------------------------

(1)  Average yields include return of capital distributions. Return of capital distributions are reported as a reduction to gross dividends and distributions to arrive at net investment income reported under generally accepted accounting principles.

Base Management Fees and Other Operating Expenses -- Base management fees are estimated to be approximately $1.4 million per quarter given the expiration of the 0.5% fee rebate on September 24, 2007. Other operating expenses are estimated to be approximately $0.6 million a quarter.

Interest Expense -- Based on $66 million borrowed under the Company's Senior Secured Revolving Credit Facility as of August 31, 2007, interest expense is estimated to be approximately $1.2 million per quarter.

The Company does not provide guidance on realized gains or incentive management fees. The Company had realized gains of $0.9 million, $2.2 million and $0.4 million during the first, second and third quarters of 2007, respectively. The Company incurred incentive management fees of $0.4 million through May 31, 2007 and reversed this accrual in the third quarter due to unrealized losses.

CONFERENCE CALL

The Company will host a conference call at 10:00 a.m., Eastern time, on Friday, October 12, 2007 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (866) 831-6272 approximately 5-10 minutes prior to the call. International callers should dial (617) 213-8859. All callers should reference "Passcode 85863401." For the convenience of the Company's stockholders, an archived replay of the call will be available in the Investor Relations section of the Company's website (http://www.kaynebdc.com).

ABOUT KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

AVAILABLE INFORMATION

The Company's filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company's website at www.kaynebdc.com.

               KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
           CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
        (amounts in 000's, except share and per share amounts)

                                                 August 31,
                                                    2007      November 30,
                                                (Unaudited)       2006
                                               ------------   ------------
ASSETS
 Long-term investments, at fair value (Cost -
  $298,869 and $98,780, respectively)          $    313,905   $    106,545
 U.S. Treasury Bills, at fair value (Cost -
  $25,376 and zero, respectively)                    25,420              -
 Repurchase agreement (Cost - $2,746 and
  $135,134, respectively)                             2,746        135,134
                                               ============   ============
 Total investments (Cost - $326,991 and
  $233,914, respectively)                           342,071        241,679
                                               ------------   ------------
 Deposits with brokers                                  119            101
 Receivable for securities sold                          50            567
 Interest, dividends and distributions
  receivable                                          1,937            931
 Receivable for offering costs                            -            200
 Debt issuance costs                                  1,249              -
 Prepaid expenses and other assets                       16            126
                                               ------------   ------------
    Total Assets                                    345,442        243,604
                                               ------------   ------------

LIABILITIES
 Senior secured revolving credit facility            66,000              -
 Treasury secured revolving credit facility          25,000              -
 Payable for securities purchased                     4,574              -
 Investment management fee payable, net of fee
  waivers                                               894            571
 Accrued directors' fees and expenses                    75             63
 Deferred tax liability                                 569              -
 Accrued expenses and other liabilities               1,111          1,056
                                               ------------   ------------
    Total Liabilities                                98,223          1,690
                                               ============   ============
NET ASSETS                                     $    247,219   $    241,914
                                               ============   ============

NET ASSETS CONSIST OF
 Common stock, $0.001 par value (10,027,585 and
  10,000,060 shares issued and outstanding at
  August 31, 2007 and November 30, 2006;
  200,000,000 shares authorized at August 31,
  2007 and November 30, 2006)                  $         10   $         10
 Paid-in capital                                    233,970        233,216
 Undistributed net investment income                      -            864
 Accumulated realized gains (losses) on
  investments                                          (942)            59
 Net unrealized gains on investments                 14,181          7,765
                                               ------------   ------------
NET ASSETS                                     $    247,219   $    241,914
                                               ============   ============

NET ASSET VALUE PER SHARE                      $      24.65   $      24.19
                                               ============   ============

               KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
                  CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE THREE AND NINE MONTHS ENDED AUGUST 31, 2007
                             (UNAUDITED)
                         (amounts in 000's)

                                                  Three           Nine
                                               Months Ended   Months Ended
                                              Aug. 31, 2007  Aug. 31, 2007
                                               ------------   ------------
INVESTMENT INCOME
 Income
   Dividends and distributions                 $      2,436   $      5,151
   Return of capital                                 (2,187)        (4,625)
                                               ============   ============
   Net dividends and distributions                      249            526
                                               ============   ============
   Interest                                           2,574          8,092
                                               ------------   ------------
     Total Investment Income                          2,823          8,618
                                               ------------   ------------
 Expenses
   Base investment management fees                    1,251          3,428
   Incentive investment management fees                (409)             -
   Professional fees                                    299            707
   Directors' fees                                       73            210
   Administration fees                                   59            173
   Insurance                                             39            117
   Custodian fees                                        21             53
   Other expenses                                       126            295
                                               ------------   ------------
     Total Expenses - Before Investment
      Management Fee Waivers and Interest
      Expense                                         1,459          4,983
   Base investment management fee waivers              (351)          (973)
   Interest expense                                     944            944
                                               ============   ============
     Total Expenses                                   2,052          4,954
                                               ------------   ------------
       Net Investment Income - Before Income
        Taxes                                           771          3,664
         Deferred income tax benefit                    233            331
                                               ------------   ------------
       Net Investment Income                          1,004          3,995
                                               ------------   ------------
REALIZED AND UNREALIZED GAINS (LOSSES)
 Net Realized Gains
   Investments                                          400          3,544

 Net Change in Unrealized Gains (Losses)
   Investments                                       (5,596)         7,316
   Deferred income tax expense                         (550)          (900)
                                               ------------   ------------
     Net Change in Unrealized Gains (Losses)         (6,146)         6,416
                                               ------------   ------------
       Net Realized and Unrealized Gains
        (Losses)                                     (5,746)         9,960
                                               ============   ============
NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS                     $     (4,742)  $     13,955
                                               ============   ============

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contacts:

KA Fund Advisors, LLC
David Shladovsky
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
(800) 231-7414

or

Kayne Anderson Energy Development Company
(888) 533-1232